UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 9, 2014

CUBED, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-171371 (Commission File Number)	37-1603977 (I.R.S. Employer Identification No.)

830 South 4th Street Las Vegas, NV 89101 (Address of principal executive offices) (zip code)

(702) 868-4277 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02  Item 3.02 Unregistered Sales of Equity Securities.

On October 9, 2014, we entered into a Securities Purchase Agreement with a third party pursuant to which (a) we issued an 8% Unsecured Promissory Note in the original principal amount of $50,000 (the “Note”), and (b) sold three hundred thousand (300,000) shares of our common stock, for a purchase price of Fifty Thousand Dollars ($50,000).  The Note must be repaid simultaneous with debt or equity funding by us of at least Seventy Five Thousand Dollars ($75,000).  Repayment shall include a repayment premium of fifty percent (50%) of the original principal amount.  For as long as the Note remains outstanding, the holder has a right of first refusal to match the terms of any debt or equity financing.

The issuance of the Note and stock was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof.  The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

 (d)  Exhibits

10.1	Securities Purchase Agreement dated October 9, 2014

10.2	8% Unsecured Promissory Note dated October 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cubed, Inc.

Dated: October 14, 2014	/s/ Joseph White
By: Joseph White
Its: President and Chief Executive Officer

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